UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 6, 2012

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices) (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Five Star Quality Care, Inc. and its applicable subsidiaries and “Omnicare” refers to Omnicare, Inc. and its applicable subsidiaries.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                                          THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE ENTERED A PURCHASE AGREEMENT TO SELL OUR PHARMACY BUSINESS FOR $30.7 MILLION TO OMNICARE AND WE EXPECT THIS SALE TO CLOSE DURING THE SECOND HALF OF 2012.  THE SALE IS SUBJECT TO VARIOUS CLOSING CONDITIONS, INCLUDING OMNICARE’S OBTAINING LICENSING TO OPERATE THE PHARMACY BUSINESS.  SOME OF THESE CONDITIONS MAY NOT BE MET, THE SALE MAY NOT OCCUR OR THE SALE MAY BE DELAYED.  ALSO, AS A RESULT OF ANY FAILURE OF CERTAIN CONDITIONS, THE FINAL SALE PRICE MAY BE REDUCED, INCLUDING A REDUCTION OF UP TO APPROXIMATELY $2.5 MILLION IF CERTAIN THIRD PARTY CONSENTS ARE NOT OBTAINED PRIOR TO CLOSING.

•                                          THIS CURRENT REPORT ON FORM 8-K STATES THAT THE PURCHASE AGREEMENT PROVIDES THAT WE WILL SELL TO OMNICARE, OR RETAIN, CERTAIN ITEMS OF NET WORKING CAPITAL INVESTED IN OUR PHARMACY BUSINESS AS OF THE CLOSING, WHICH BASED ON MARCH 31, 2012 AMOUNTS WOULD EQUAL APPROXIMATELY $9.4 MILLION.  THE ACTUAL AMOUNT OF NET WORKING CAPITAL WHICH WE MAY SELL, OR RETAIN, UPON THE SALE OF OUR PHARMACY BUSINESS WILL DEPEND ON MANY FACTORS, INCLUDING THE FINANCIAL RESULTS OF OPERATIONS OF OUR PHARMACY BUSINESS BEFORE CLOSING.  ACCORDINGLY, THE AMOUNT OF NET WORKING CAPITAL THAT MAY BE SOLD OR RETAINED BY US IS NOT ASSURED AND MAY BE LESS THAN $9.4 MILLION.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 8.01.  Other Events.

On July 6, 2012, we entered into an agreement, or the Purchase Agreement, to sell our pharmacy business to Omnicare for $30.7 million, plus the value of certain items of net working capital invested in our pharmacy business as of the closing of the transaction.  Based on March 31, 2012 amounts, the net amount to us from our selling to Omnicare or retaining net working capital items would equal approximately $9.4 million.  In aggregate, we expect our net cash receipts resulting from this sale to be approximately $39.9 million, before third party transaction costs.  Our pharmacy business includes eight licensed pharmacies operating in 13 states and providing institutional pharmacy services to 247 senior living communities with approximately 12,300 living units.

The Purchase Agreement provides for customary indemnification obligations.  Further, pursuant to the Purchase Agreement, we agreed for a period of five years not to compete with Omnicare in providing pharmacy goods and services to long-term care facilities and residents of long-term care facilities, with certain exceptions, for facilities that we owned or operated, or 10 years with respect to facilities that we did not own or operate.

Completion of this sale is subject to various customary closing conditions, including licensing approvals.  We expect this sale will be completed during the second half of 2012.  The parties have certain rights to terminate the Purchase Agreement, including for material breaches that remain uncured after any applicable cure period and, subject to certain exceptions, if the closing of the transaction has not occurred within 120 days after the date of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Paul V. Hoagland
Name:	Paul V. Hoagland
Title:	Treasurer and Chief Financial Officer

Dated:  July 10, 2012